COLUMBIA LABORATORIES, INC .

Exhibit 99.1

NEWS

Contact:    David Weinberg            Amy Raskopf
            Chief Financial Officer            Manager, Investor Relations
            (973) 994-3999 x7933                      (973) 994-3999 x7925

COLUMBIA LABORATORIES RESTRUCTURES
SALES AND MARKETING

Selling & Distribution Expenses to be Reduced by 60% in 2005

LIVINGSTON, NJ - February 2, 2005 - Columbia Laboratories, Inc. (NASDAQ: CBRX) today announced it is restructuring the Company’s sales force and marketing programs to better align expenses with projected revenues. As part of this workforce restructuring, the Company has downsized its dedicated sales force to 28 sales professionals and expects to reduce its selling and distribution expenses by approximately 60% in 2005. The restructuring is effective immediately, and the costs associated with it are not considered to be material.

These measures are intended to reduce Columbia’s operating losses in 2005 and increase its return on investment in Prochieve® and Striant®. They also permit the Company to focus its resources on the Phase III PROTERM™ study of Prochieve 8% in preterm birth prevention and the Phase II lidocaine clinical research program in treating dysmenorrhea and pelvic pain.

The Company’s 28-person sales force will focus on territories with potential for growth from current products, while preparing the organization for potential near-term opportunities from Columbia’s clinical research programs. The restructured sales force will continue to cover over 90% of the current prescribers of Prochieve and about 70% of the current prescribers of Striant with the goal of increasing business from current product advocates. The sales force will also continue to call on other select high-volume OB/GYN, endocrinologist and urologist targets in their territories.

“The decision to restructure the sales force comes after a review of monthly prescription trends for our three prescription products over the past six months, an evaluation of the productivity and growth opportunity in each of our sales territories and a thorough return-on-investment analysis of our overall marketing efforts,” stated Fred Wilkinson, president and chief executive officer of Columbia Laboratories. “Our goals are to maximize the return from every dollar spent on Prochieve and Striant, improve the operational efficiencies involved in supplying our marketing partners with out-licensed products, bring our operating expenses in line with gross profit, and reduce our rate of cash expenditure in 2005. Successful implementation of this plan should preserve cash, allow us to meet out near term financial obligations, fund the PROTERM clinical program,

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advance lidocaine vaginal gel into Phase IIb studies and improve the overall financial health of the Company.”

This restructuring may affect future revenues from the commercial sale of Striant, Prochieve 8% and Prochieve 4% directly to the distribution channel in the U.S. The following items are also part of reported revenues, however, and are not affected by this restructuring:

•	Sales of batches of Crinone® to Serono on a worldwide basis

•	Sales of batches of Striant® to Columbia’s ex-U.S. marketing partners

•	Sales of batches of RepHresh® Vaginal Gel, Advantage-S® Bioadhesive Contraceptive Gel and Replens® Vaginal Moisturizer to Lil’ Drug Store on a worldwide basis, and

•	The 40% supplemental royalty paid by Serono on Crinone® prescriptions from Columbia’s OB/GYN audience

The Company continues to explore a range of strategic alternatives to enhance shareholder value, including a variety of strategic partnership relationships ranging from development projects for third parties, the sale of one or more of the Company’s products or a possible sale of the Company. As previously announced, Banc of America Securities LLC, the Company's long-standing financial advisor, will continue to assist the Company in this exploration process. No formal decisions have been made, and no agreements have been reached. There can be no assurance given that any particular alternative will be pursued or that any transaction will occur or on what terms.

About PROTERM™
PROTERM™ (PROgesterone gel for reducing preTERM labor and delivery) is a multi-center, randomized, double-blinded, placebo-controlled Phase III clinical study designed to assess the efficacy, safety, and tolerability of Prochieve® 8% (progesterone gel) in preventing preterm delivery in pregnant women who are at increased risk for preterm delivery. The study protocol defines ‘at risk’ patients as those with a history of a spontaneous preterm delivery or a cervical length of ≤2.5 cm (as measured by transvaginal ultrasound) with the current pregnancy. Under the study protocol, patients are treated with either Prochieve 8% or placebo for approximately seventeen weeks, or until delivery. Treatment is initiated between 18 and 22 weeks gestation. The primary endpoint is time to delivery.

PROTERM is designed to enroll 626 patients, and is currently enrolling patients at 15 study sites nationwide. Please visit www.PretermDeliveryTrial.com for additional information or to see if you may be eligible to participate in this study.

About Columbia Laboratories
Columbia Laboratories, Inc. is a U.S.-based international pharmaceutical company dedicated to the development and commercialization of women's health care and endocrinology products, including those intended to treat infertility, dysmenorrhea, endometriosis and hormonal deficiencies and to prevent preterm birth. Columbia markets Striant® (testosterone buccal system) for the treatment of hypogonadism in men, Prochieve® 8% (progesterone gel) for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency, and Prochieve® 4% (progesterone gel) for the treatment of secondary amenorrhea. Columbia's products and product candidates utilize the company's bioadhesive drug delivery technology. The Company is investigating the potential utility of Prochieve 8% in the prevention of preterm birth and developing a vaginally-administered lidocaine product to treat dysmenorrhea and pelvic pain. The Company has developed a buccal delivery system for peptides. For more information, please visit www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding Columbia Laboratories, Inc.'s strategic direction, prospects and future results. Those statements include statements regarding the intent, belief or current expectations of Columbia Laboratories and its management team.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements.  Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: the successful marketing of Striant®, Prochieve® 8% and Prochieve® 4% in the U.S. by the restructured sales force; the timing and size of orders for out-licensed products from our marketing partners; the timely receipt of the national marketing authorizations and individual licenses for Striant in European countries; the timely payment of milestone payments by our marketing and product development partners; the timely and successful development of products; the timely and successful completion of clinical studies, including the PROTERM™ study; success in obtaining acceptance and approval of new products and indications for current products by the FDA and international regulatory agencies, including acceptance and approval of an indication for preventing preterm delivery for Prochieve 8% from the FDA; the impact of competitive products and pricing; competitive economic and regulatory factors in the pharmaceutical and health care industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the Securities and Exchange Commission.  Columbia Laboratories undertakes no obligation to publicly update any forward-looking statements.

Striant®, Prochieve® and Crinone® are registered trademarks and PROTERM™ is a trademark of Columbia Laboratories, Inc.

RepHresh®, Advantage-S® and Replens® are trademarks of Lil’ Drug Store Products, Inc.

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